Exhibit 10.12

Land Lease Contract - Fengze

Party A: Huangpi District Luohanshi Street Qigang Villager’s Committee (Lessor)

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (Lessee)

After mutual consideration, Party A has decided to lease some of its land to Party B that include part of barren hill and surrounding dry-land for breed-farm use. Through full negotiation, Party A and Party B have signed the contract and agreed on the terms and conditions stipulated below so as to ensure the lawful rights and interests of both parties.

1. Location and area of leased land

Party A shall lease to Party B Tiger hill in Qigang village as well as its surrounding area. Which definitely as: XIADA Bay Tiger hill, FANGHU Bay ZUO hill, DAYU Corner YUJIA hill, FANGHU Bay XIAYA North, FANGHU Bay Western of ZUO hill, XIAJIADA Bay AO filed, DIGANG hill and etc.

Total area is 236.6 Mu, which include: 132.6 Mu of barren hill, 21 Mu of pool, 66.65 Mu of dry-land (23.65 Mu for first-class and 43 Mu for second-class), 16.35 Mu of farmland. The accurate area shall base on the confirmation by administrative department of town government.

2. Leasing Price (the price is calculating with Renmingbi):

40.00 Yuan per Mu per year for barren hill;

100.00 Yuan per Mu per year for first-class dry-land and farmland;

60.00 Yuan per Mu per year for second-class dry-land;

40.00 Yuan per Mu per year for pool

3. Payment Method and Date.

Party B shall pay the rental of RMB 12,760.00 Yuan once a year; payment date is May 1st every year. Under the condition that Contractor fails to pay the rental over 30 days, the Party B shall pay Party A bank debt interest in the same period.

4. Term of contract is 30 years. Start on May 30th, 2005 and expired on May 29th, 2035.

5. After the leasing land was delivered to the Party B, the Party A shall not interfere with Party B with his construction, operation and management pursuant to this contract.

6. Nishui Riverway can be used by the Party B for his construction and live use water. Party A provide to Party B with all existing water sources free of charge, however, its drainage pumping costs shall be borne by the Party B. Party B shall solve his farms and sewage drainage issues. Party B can choose the framework of solution is to open channel or pipe discharge and bear the cost himself with convenient conditions provided by the Party A.

7. Concerning 110 tombs seat in the leasing area, Party A shall solely responsible for which tomb moving and relocation issues. Party B shall pay Party A a transfer fee of amount of RMB 16,800.00 Yuan. Since Party B obtains the receipt of transfer fee, Party B has no responsibility for the issues herein.

8. Party A shall bear all the cost and compensation rise from residents moving, pool recovering and etc in the leasing area. Party B shall pay Party A a total compensation of RMB 12700.00 Yuan. Since Party B obtains the receipt of transfer fee, Party B has no responsibility for the issues herein.

10. There are total 3213 different kinds of tree in the leasing land, Party B shall bear the compensation fee of RMB 4 per tree for the peasants for the ownership of those trees in return. Since Party B obtains the receipt of transfer fee, Party B has no responsibility for the issues herein.

11. Upon the expiration of land lease, both two parties shall leave 6 months period for renewing negotiation, Party B shall have the priority right of lease in connection with the land. In case that Party B will not renew the lease, Party A can recover the land and obtain all the property in the leasing area in a fixed price agreed by both parties. In this case however, Party A has no right to prevent Party B to remove all the property required from the leasing land.

12. During the lease term, neither Party A nor Party B can terminate the contract at will, the Party B can not re-contract to third party or use the leasing land for other project development, otherwise any lost arise shall be borne by the party that breach the contract. During the lease term, for the reason of land requisition for state construction, the Party A and Party B shall apply for the land compensation together. Which compensation corresponds to any property above the ground shall belong to Party B, the part related to appreciated land value shall belong to Party A. The actual land-using units should bear all Party B’s loss that caused.

13. Any loss caused by Force Majeure that Party A shall be free from responsibility.

14. Party A and Party B shall not terminate or modify the lease at will. For the issues unmentioned in this contract, both parties shall make supplemental provisions in accordance with the measures for lease of state-owned land of Hubei Province, and such provisions shall have the same effect as this contract.

15. During the lease term, the Party A shall be Luohanshi Street Qigang Villager’s Committee for the whole term. All the rights and obligations contained in this lease shall not be affected by any change of personnel in Committee.

16. Matters disputed herein due to lease conclusion, validation, performance, alteration and termination, both Party A and Party B shall negotiate for settlement, for failure of negotiation, and the dispute shall be submitted to Wuhan Arbitration Committee for arbitration.

17. The lease shall be taking effect after signed by both parties and paid the agreed payment

18. This lease shall be made in seven copies, two copies for Party A and two copies for Party B, other copies for City Bureau of Agriculture, Huangpi District Stockbreeding Center and Huangpi Yaoji Town Government.

Party A: Luohanshi Street Qigang Villager’s Committee

(Seal)

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd.

(Seal)

Legal Representative: Li Hanying

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